Exhibit 24

POWER OF ATTORNEY

Each person below designates and appoints ROBERT D. SZNEWAJS and ANDERS GILTVEDT, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign the Annual Report on Form 10-K for the year ended December 31, 2010, of West Coast Bancorp, an Oregon corporation, and any amendments thereto, and to file said report and amendments, with all exhibits thereto, in such form as they or either of them may approve with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Each person whose signature appears below also grants to these attorneys-in-fact and agents full power and authority to perform every act and execute any instruments that they deem necessary or desirable in connection with said report, as fully as he or she could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 28th day of February, 2011.

Signature	Title

/s/ Lloyd D. Ankeny
Lloyd D. Ankeny	Director and Chairman of the Board

/s/ Shmuel (“Sam”) D. Levinson
Shmuel (“Sam”) D. Levinson	Director

/s/ Duane C. McDougall
Duane C. McDougall	Director

/s/ Steven J. Oliva
Steven J. Oliva	Director

/s/ John T. Pietrzak
John Pietrzak	Director

/s/ Steven N. Spence
Steven N. Spence	Director

/s/ Nancy A. Wilgenbusch
Nancy A. Wilgenbusch, PhD.	Director

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